UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 10, 2020

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 431-9900
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2020, Athersys, Inc. (the "Company", "we", "us", or "our") announced that, effective January 31, 2020, Ivor Macleod will become the Company's Chief Financial Officer. Laura K. Campbell, the Company's Senior Vice President of Finance, will continue to serve as the Company's principal accounting officer. Additionally, Ms. Campbell will continue to act as the Company's principal financial officer until the Company files its Annual Report on Form 10-K for the year ended December 31, 2019.
Mr. Macleod, age 58, previously served as the Chief Financial Officer and Chief Compliance Officer of Eisai Inc., the U.S. pharmaceutical subsidiary of Eisai Co., Ltd., a research-based human health care company that discovers, develops and markets products globally, from 2015 to 2018. Prior to joining Eisai, Mr. Macleod served as Vice President Finance - Merck Research Labs at Merck & Co., Inc., a global health care company that delivers innovative health solutions through its prescription medicines, vaccines, biologic therapies and animal health products, from 2012 to 2015. Before joining Merck, Mr. Macleod served from 1998 to 2012 at F. Hoffman-La Roche, Inc., a multinational health care company, in various roles, including as General Manager and Chief Financial Officer from 2000 to 2012.
In connection with Mr. Macleod’s appointment as Chief Financial Officer, we have entered into an offer letter agreement with Mr. Macleod (the “Offer Letter”), the key compensation terms of which are expected to be memorialized in an employment agreement with Mr. Macleod (an “Employment Agreement”). The Offer Letter includes the following material terms:

•
Mr. Macleod’s annual base salary rate during the term of his employment will be $410,000, subject to potential increases from time to time at the discretion of the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Committee”).

•
As an inducement to Mr. Macleod’s acceptance of employment with the Company, the Company has determined to grant to Mr. Macleod an initial equity award that is intended to be an inducement award under Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules (the “Inducement Award”). The Inducement Award will be a stock option award to purchase 600,000 shares of the Company’s common stock at a per share exercise price equal to the closing price of a share of the Company’s common stock on the grant date. Vesting of the Inducement Award will generally occur over a four-year period, with 25% of the award generally vesting on the first anniversary of the grant date and the remainder generally vesting quarterly in substantially equal installments over the remaining three years. The Inducement Award will generally have a ten-year term, and the grant date of the Inducement Award will be the date Mr. Macleod commences employment with the Company.

•
Beginning in 2020, Mr. Macleod will be eligible to participate, during his employment, in the Company’s annual cash incentive compensation program (the “Annual Incentive Program”) on terms substantially similar to those that apply to other executive officers of the Company, with a target annual cash incentive opportunity equal to 40% of Mr. Macleod’s annual base salary (and no guaranteed minimum payment), subject to Company and individual performance as designed annually for the Annual Incentive Program by the Board or the Committee. Such award opportunity will be weighted 80% toward corporate goal achievement and 20% toward individual goal achievement. Each annual cash incentive award will be subject to the specific approval of the Board or the Committee.

•
Beginning in 2021, Mr. Macleod will be eligible to participate, during his employment, in the Company’s annual stock-based award program on terms substantially similar to those that apply to other executive officers of the Company. The terms of such awards will be determined annually at the discretion of the Board or the Committee, and the awards will be subject to specific approval of the Board or the Committee and the terms of the governing Company equity plan under which such awards are granted.

•
Mr. Macleod will also be entitled to (1) coverage, up to an aggregate maximum of $50,000, of all relocation-related expenses for Mr. Macleod and his family, if such relocation has occurred by no later than September 30, 2020, and (2) coverage, up to an aggregate maximum of $50,000, for reasonable commuting expenses (including airfare, hotel and/or housing in the Cleveland, Ohio area and local transportation) that are incurred from Mr. Macleod’s commencement of employment with the Company until July 31, 2020.

•	The Company will provide Mr. Macleod with $1,000,000 of life insurance benefits, in accordance with Company policy and practice, during Mr. Macleod’s employment.

•
While employed by the Company, Mr. Macleod will be eligible to participate in the Company’s employee benefit plans (including certain retirement and health and welfare benefit plans) on terms substantially similar to those that apply for other executive officers of the Company from time to time. Mr. Macleod will also be entitled to 20 days of paid vacation per year of full-time employment with the Company.

•
Mr. Macleod will be entitled to six months of severance payments based on Mr. Macleod’s then-effective annual base salary rate, and the opportunity to continue participation in the Company’s health plans during such six-month period, in the event of a qualifying termination of Mr. Macleod’s employment.

•
The Offer Letter provides that Mr. Macleod’s employment as Chief Financial Officer on the terms described in the Offer Letter is subject to his entry into an Employment Agreement with the Company, as well as other standard employment contracts.

As indicated above, the key compensation terms of the Offer Letter are expected to be memorialized in an Employment Agreement. The Employment Agreement is expected to include the following additional features, including: (1) continued payment of Mr. Macleod’s base salary for a 12-month period in the event that his employment with the Company is terminated due to disability; (2) a one-year term for the Employment Agreement, subject to automatic annual renewal thereafter unless the Company provides timely notice of non-renewal; (3) a requirement that Mr. Macleod execute a customary release of claims in favor of the Company in order to receive severance compensation; and (4) customary restrictive covenants, including non-competition and confidentiality provisions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 16, 2020

ATHERSYS, INC.

By:	/s/ Laura K. Campbell
Name: Laura K. Campbell Title: Senior Vice President of Finance